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                                                                EXHIBIT 10(M)(2)

                               FIRST AMENDMENT TO
                              BANKNORTH GROUP, INC.
                          SUPPLEMENTAL RETIREMENT PLAN

      THIS FIRST AMENDMENT TO THE BANKNORTH GROUP, INC. SUPPLEMENTAL RETIREMENT PLAN (this "Amendment") is made and entered into as of this 14th day of February 2005 by Banknorth Group, Inc. (the "Company"), effective as of January 1, 2005.

                                    RECITALS:

      A. The Company adopted a certain Supplemental Retirement Plan, effective as of March 27, 2001 (the "SERP"). The SERP, as amended by this Amendment, is referred to as the "Plan."

      B. Since the date of the SERP, the Company has entered into an Amended and Restated Agreement and Plan of Merger among The Toronto-Dominion Bank, Berlin Merger Co., the Company and Banknorth Delaware Inc., dated as of August 25, 2004 (the "Merger Agreement"), and has entered into new employment and retention agreements with certain of its officers.

      C. The Company now wishes to amend the SERP as required by Section 6.13(i) of the Merger Agreement and by the new employment and retention agreements as hereinafter set forth.

      NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the SERP as follows:

1.    AMENDMENTS.

      Section 4.01(i) of the Plan is hereby amended and restated in its entirety to read as follows:

            "(i) the benefit to which such Participant would be entitled under the Banknorth Group, Inc. Retirement Plan (known before May 10, 2000, as the Peoples Heritage Financial Group, Inc. Retirement Plan and hereinafter referred to as the "Pension Plan"), stated in the form described in the first sentence of Section 3.02 of the Pension Plan (the "Normal Benefit") and commencing on the Participant's "Normal Retirement Date" as defined in the Pension Plan (the "NRD"), computed without regard to those provisions of the Pension Plan implementing the restrictions or limitations imposed by the provisions of Section 1.16 of the Pension Plan following the first paragraph thereof or any other Pension Plan provision implementing the limitations set forth in Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"), and without regard to Section 3.10 of the Pension Plan or any other Pension Plan provision implementing the limitations set forth in Section 415 of the Code (the "Hypothetical Unrestricted Benefit"); provided, however, that notwithstanding the foregoing, for purposes of calculating the Hypothetical Unrestricted Benefit to which a Participant would be entitled to under the Pension Plan, the following adjustments shall be made in determining the Earnings of a Participant for any Plan Year: (1) any short-term incentive bonus for calendar 2004 that a Participant received in December 2004 because of
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      the acceleration of such payment shall be included in Earnings in 2005 rather than 2004; (2) any long-term incentive payment that a Participant received in December 2004 because of the acceleration of such payment shall be included in Earnings in such amounts and at such times as it would have been paid absent the acceleration; and (3) for those Participants who have an employment or retention agreement with the Company as of February 28, 2005, none of the payments made to the Participant pursuant to the sections of such agreements entitled "Initial Payment and Non-Competition and Retention Amount," "Initial Payment and Retention Amount," "Termination of Employment" and "Certain Supplemental Payments by the Company" shall be included in Earnings; over"

2. NO FURTHER MODIFICATION. Except as expressly amended hereby, the Plan remains unmodified and in full force and effect.

3. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Maine without regard to its conflicts of laws principles.

4. SEVERABILITY. Each provision of this Amendment is intended to be severable and the invalidity, illegality or unenforceability of any portion of this Amendment shall not affect the validity, legality and enforceability of the remainder.


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      IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the date and year first above written.

                                          BANKNORTH GROUP, INC.




/s/ Susan G. Shorey                       By:/s/ Cynthia H. Hamilton
------------------------------------      ------------------------------------
Witness                                   Name:  Cynthia H. Hamilton
                                          Title: Executive Vice President


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